For Immediate Release

U.S. ENERGY CORP. RECEIVES ANNUAL OPTION PAYMENT FROM THOMPSON CREEK METALS COMPANY INC.

RIVERTON, Wyoming – January 6, 2011 – U.S. Energy Corp. (NASDAQ Capital Market: USEG) (“USE” or the “Company”), a natural resources exploration and development company with interests in oil and gas, molybdenum, geothermal, and real estate assets, today announced that the January 1, 2011 $1 million option payment was paid by Thompson Creek Metals Company USA on December 31, 2010 on behalf of the Mt. Emmons Moly Company pursuant to the Exploration, Development and Mine Operating Agreement that was signed in August 2008.

“With increased interest in the molybdenum sector on a global scale, we are pleased with Thompson Creek’s progress and continued commitment to the project,” stated Keith Larsen, CEO of U.S. Energy Corp.  “We will continue to support and work closely with Thompson Creek as they continue to advance the project going forward,” he added.

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Press Release
January 6, 2011

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Disclosure Regarding Forward-Looking Statements

This news release includes statements which may constitute "forward-looking" statements, usually containing the words “commitment,” "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  The forward looking statement in this release relates to Thompson Creek’s commitment to advancing the Mt. Emmons Project.  This statement is made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, mine permitting delays, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2009 and the Form 10-Q filed November 8, 2010.  By making this forward-looking statement, the Company undertakes no obligation to update the statements for revision or changes after the date of this release.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
(800) 776-9271
Reggie@usnrg.com